SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 8K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): November 28, 2003

                             OrganiTECH U.S.A. INC.

             (Exact name of Registrant as specified in its charter)

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
           Delaware                        0-XXXXXX                         0969365
-------------------------------     ------------------------      ----------------------------
(State or Other Jurisdiction of     (Commission File Number)      (IRS Employer Identification
        Incorporation)                                                       Number)
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                             Yoqneam Industrial Area
                       P.O. Box 700, Yoqneam 20692, Israel
                                 972-4-959-0515
(Address of principal place of business or intended principal place of business)

               Lior Hessel, President and Chief Executive Officer
                             Yoqneam Industrial Area
                       P.O. Box 700, Yoqneam 20692, Israel
                                 972-4-959-0515
            (Name, address and telephone number of agent for service)

                          Copies of communications to:
                                   Amy Trombly
                                 80 Dorcar Road
                                Newton, MA 02459
                                 (617) 243-0850
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ITEM 5. OTHER EVENTS

On November 29, 2003, the Company entered into an Equity Line of Credit Agreement with Dutchess Private Equities Fund L.P. covering the sale of up to $5 million of the Company's common stock over the next thirty six months. The stock may be sold at the Company's discretion, at a 6% discount to the market price of the Company's shares at the time of sale.

The Investment Agreement and the Registration Rights Agreement are filed as Exhibits to this Form 8-K and are incorporated by reference into this Item 5. The foregoing description of such documents and the transactions contemplated therein are qualified in their entirety by reference to such exhibits.

EXHIBITS:

     EXHIBIT  NUMBER            EXHIBIT  DESCRIPTION
     --------------             --------------------

        10.1 Investment Agreement between the Company and Dutchess Private Equities Fund, L.P. dated November 29, 2003.

        10.2 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, L.P. dated November 29, 2003.

        10.3 Placement Agent Agreement between the Company and Charleston Capital Corporation and Dutchess Private Equities Fund, L.P. dated November 29, 2003.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: December 1, 2003                OrganiTECH U.S.A., INC.

                                      By: /s/ Lior Hessel
                                         -----------------------
                                         Lior Hessel,  President